AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1997

                                                       REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       INTERMAGNETICS GENERAL CORPORATION
               (Exact name of issuer as specified in its charter)

                  NEW YORK                        14-1537454
   (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)            Identification Number)

                           450 OLD NISKAYUNA ROAD
                               P.O. BOX 461
                           LATHAM, NY 12110-0461
                 (Address of principal executive offices)


                         1990 STOCK OPTION PLAN
                        (Full title of the plan)

                          Michael C. Zeigler
                 Senior Vice President - Finance and
                       Chief Financial Officer
                 Intermagnetics General Corporation
                       450 Old Niskayuna Road
                            P.O. Box 461
                        Latham, NY 12110-0461
               (Name and address of agent for service)

                           (518) 782-1122
      (Telephone number, including area code, of agent for service)


                               COPY TO:

                           Martin L. Budd
                         Day, Berry & Howard
                        One Canterbury Green
                  Stamford, Connecticut 06901-2047
                           (203) 977-7300

                    CALCULATION OF REGISTRATION FEE


                                             Proposed Maximum        Proposed Maximum         Amount of
Title of Securities        Amount to be          Offering                Aggregate        Registration Fee
to be Registered            Registered       Price Per Share*         Offering Price*
Common Stock, par value    612,000 shs.           $8.3125               $5,087,250            $1,500.74
$.10 per share.......

(*) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of shares of Common Stock for December 9, 1997, as reported in the American Stock Exchange Composite Transactions.

     Pursuant to General Instruction E of Form S-8, the contents of the Company's earlier Registration Statements on Form S-8
(Registration No. 333-10553, Registration No. 33-44693,
Registration No. 33-55092 and Registration No. 33-72160) relating to the 1990 Stock Option Plan are incorporated herein by reference.

ITEM 8.  EXHIBITS.

     The exhibits filed as part of this Registration Statement are as follows:

Exhibit
NUMBER                   EXHIBIT

 5             Opinion of Christopher J. Lord, Esq.

24.1           Consent of KPMG Peat Marwick LLP

24.2           Consent of Christopher J. Lord, Esq.
               (included as part of Exhibit 5)

25             Power of Attorney
               (included as part of the signature page)

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Latham, State of New York, on this 10th day of December, 1997.

                              INTERMAGNETICS GENERAL CORPORATION



                              By: /S/ CARL H. ROSNER

                                     Carl H. Rosner
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

     Each person, in so signing, also makes, constitutes and appoints Carl H. Rosner, Chairman and Chief Executive Officer, and Michael C. Zeigler, Senior Vice President - Finance and Chief Financial Officer, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


 /S/ CARL H. ROSNER                                      December 10, 1997
Carl H. Rosner
Chairman and Chief Executive Officer


 /S/ MICHAEL C. ZEIGLER                                  December 10, 1997
Michael C. Zeigler
Senior Vice President - Finance;
Chief Financial Officer (Principal
Financial and Accounting Officer)


 /S/ JOHN M. ALBERTINE                                   December 10, 1997
John M. Albertine
Director

 /S/ JOSEPH C. ABELES                                    December 10, 1997
Joseph C. Abeles
Director


 /S/ EDWARD E. DAVID, JR.                                December 10, 1997
Edward E. David, Jr.
Director



 /S/ STUART A. SHIKIAR                                   December 10, 1997
Stuart A. Shikiar
Director


 /S/ THOMAS L. KEMPNER                                   December 10, 1997
Thomas L. Kempner
Director


 /S/ SHELDON WEINIG                                      December 10, 1997
Sheldon Weinig
Director


 /S/ JAMES HYDE                                          December 9, 1997
James Hyde
Director

                            INDEX TO EXHIBITS


Exhibit
NUMBER            EXHIBIT

 5                Opinion of Christopher J. Lord, Esq.

24.1              Consent of KPMG Peat Marwick LLP

24.2              Consent of Christopher J. Lord, Esq.
                  (included in Exhibit 5)

25                Power of Attorney
                  (included in signature page)